Exhibit 99.1

BEA Systems, Inc.
2315 North First Street
San Jose, California 95131
Telephone: (408) 570-8000
Fax: (408) 570-8901
www.bea.com

At the Company:

Kevin Faulkner, Vice President – Investor Relations

(408) 570-8293

Renee Barton, Director – Investor Relations

(408) 570-8223

BEA Reports Fourth Quarter and Fiscal Year Financial Results;

Annual Revenue Tops $1 Billion and Q4 License Revenue Grows 12% over Q3

Annual Net Income Increases 41% over FY 03, as BEA Reports Record Year and Quarter

SAN JOSE, Calif. – February 19, 2004 – BEA Systems, Inc. (Nasdaq: BEAS—news), the world’s leading application infrastructure software company, today announced results of its fiscal fourth quarter and fiscal year. For the fourth quarter ended January 31, 2004, BEA reported total revenues of $278.1 million, up 10% from $252.1 million in the third quarter ended October 31, 2003. For the fourth quarter, BEA reported license revenues of $143.1 million, up 12% from $128.2 million in the third quarter. In the fourth quarter, BEA generated cash flow from operations of $63.8 million, and BEA’s balance of cash and short-term investments was $1,469 million as of January 31, 2004.

For the fourth quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $58.8 million, a 31% increase over the third quarter. BEA reported GAAP net income of $39.3 million, up 35% from $29.0 million in the third quarter. BEA reported GAAP diluted net income per share of $0.09 for the fourth quarter, up from $0.07 the third quarter.

For the fourth quarter, BEA reported pro forma operating income of $64.2 million, a 24% increase over the third quarter. BEA reported pro forma operating margin of 23.1%, up from 20.5% in the third quarter. BEA reported pro forma net income of $42.8 million and pro forma diluted net income per share of $0.10 for the fourth quarter. Pro forma results exclude acquisition-related expenses, net gains or losses on investments in equity securities, employer payroll taxes on stock options, write-offs of debt issuance costs, and other non-recurring charges. A reconciliation of pro forma adjustments is summarized on pages five and six of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

For the fiscal year ended January 31, 2004, BEA reported total revenues of $1,012.5 million, an 8% increase over the fiscal year ended January 31, 2003. For fiscal 2004, BEA reported GAAP operating income of $174.7 million, a 31% increase over fiscal 2003. For fiscal 2004, BEA had GAAP net income of $118.7 million, a 41% increase over fiscal 2003. For fiscal 2004, BEA had diluted net income per share of $0.28, compared to $0.20 in fiscal 2003. BEA generated fiscal 2004 cash flow from operations of $212.4 million.

“We are pleased to reach $1 billion in revenue for a fiscal year, and to return to double digit revenue growth. The R&D investment we made in WebLogic Platform 8.1 is paying off. We enter Q1 with good momentum, and we intend to focus on further expansion of our sales capacity and distribution channel,” said Alfred Chuang, BEA’s founder, chairman and CEO. “BEA WebLogic Platform 8.1 continues to gain momentum. Independent research studies and customer tests show that WebLogic 8.1

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BEA Reports Q4 Fiscal 2004 Results

February 19, 2004 / Page 2

can deliver revolutionary productivity gains that translate into faster time to value on mission-critical software projects like business integration and enterprise portals. Customers are seeing those gains come to life as they work through their initial deployments, and are seeing significant reuse benefits in their follow-on projects. Our approach of converging application development and integration, and simplifying application infrastructure, gives customers a more effective way to build, integrate and deploy enterprise applications and Web services. Customers are achieving increased productivity and return on investment. We believe the platform approach will help revolutionize enterprise IT projects.”

Key Customer and Partner Deals

Key customer, partner and end-user deals signed in the quarter included Accredited Home Lenders, American Airlines, Asiana Airlines, Boeing, BP Oil International, Cardinal Health, China Construction Bank, Citibank, Columbia House, Covad Communication Group, Dell, Delta Dental, Department of Veterans Affairs, DHL, EDS Solution Centre, EMC, Euronext.Liffe, First Bank, Freddie Mac, Geico, Genentech, General Services Administration, Government of Canada, Hilton International, Hitachi Data Systems, Hotels.com, LG Electronics, Logica, Luxottica Retail, Moet et Chandon, NASD, Oppenheimer Funds, Orange Nederland, Petrobras, Prudential UK, Raytheon, R.H. Donnelley, Samsung Corning Precision Glass, SmithKline Beecham Pharmaceutical, SNCF, Societe Generale, Sony Pictures, Swisscom Mobile, TeliaSonera, Telstra, T-Mobile USA, Toyota Motor Credit, UK Inland Revenue, U.S. Air Force, VeriSign, Verizon, Veterans Benefits Administration, Virgin Atlantic Airways, Vodafone New Zealand Limited, Walgreens, WebEx Communications, and Wells Fargo.

New or expanded relationships were entered into with hardware OEMs, systems integrators, ASPs, and ISVs, including ADC Software, Advanced Global Applications, Ascential Software, Athy Enterprises, Borland, Business Objects, Ceon, Compuware, Concur Technologies, Conexus, CSG Systems, Daleen Technologies, DSET, eGain, FirePond, Fundtech, Granite Systems, HP, Informatica, Innovative IT Solutions, Intel, International Decision Systems, iWay Software, JDA Software, MetaSolv, Opsware, PDX, Pintexx, ProfitLogic, Qpass, SAS, Stellent, SunGard, VECTORsgi, VeriSign, Workbrain, Wily Technology and WRQ.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is the world’s leading application infrastructure software company, providing the enterprise software foundation for more than 15,000 customers around the world, including the majority of the Fortune Global 500. BEA and its WebLogic® and Tuxedo® brands are among the most trusted names in business.

Headquartered in San Jose, Calif., BEA has 75 offices in 34 countries and is on the Web at www.bea.com.

Investors will have the opportunity to listen to BEA’s earnings conference call over the Internet on the investor information page of the BEA Web site at http://www.bea.com/investors/ or through Streetevents’ CompanyBoardroom site at http://www.companyboardroom.com. The Internet broadcast will be available live, and a replay will be available following completion of the live call for 365 days thereafter. In addition, investors will have the opportunity to access a telephone replay of the call through March 4, 2004, by dialing 706-645-9291, access code 5336142.

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BEA Reports Q4 Fiscal 2004 Results

February 19, 2004 / Page 3

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding BEA’s momentum, further expansion of our sales capacity and distribution channel, BEA WebLogic Platform 8.1 continuing to gain momentum, the success and benefits of our platform approach, future market opportunity, future financial performance, and future events. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuation in customer spending due to economic, geopolitical, competitive and other factors, dependence on growth of the markets for BEA’s products, the rate of any recovery in information technology spending by our customer base, dependence on new product introductions and enhancements, the introduction by competitors of new products and pricing strategies, market acceptance of BEA’s products and enhancements such as our recently introduced BEA WebLogic Platform 8.1, length of BEA’s sales cycle, dependence on acceptance of BEA’s products by channel partners, dependence on success of BEA’s channel partners, integration of past and future acquisitions, dependence on hiring key personnel, rapid technological change, potential software defects (particularly with regard to newly introduced products), and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 29 through 41 of BEA’s Report on Form 10-Q for the fiscal quarter ended October 31, 2003, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Legal Notice Regarding Pro Forma Financial Information

BEA provides pro forma expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than pro forma measures used by other companies. BEA believes that the presentation of pro forma non-GAAP, financial measures provides useful information to investors regarding our financial condition and results of operations because it provides additional detail and an alternative method of assessing our operating results that we believe is more focused on our on-going operations and may allow investors to perform more meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes. A reconciliation of pro forma adjustments to our GAAP financial results is summarized on pages five and six of this release.

BEA, Tuxedo, and WebLogic are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Server, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, and BEA WebLogic Enterprise Security are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

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– FINANCIAL TABLES FOLLOW –

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BEA Systems, Inc.

February 19, 2004 / Page 4

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2004	2003	2004	2003
Revenues:
License fees	$143,124	$134,566	$521,047	$515,883
Services	134,944	114,763	491,445	418,175

Total revenues	278,068	249,329	1,012,492	934,058

Cost of revenues:
Cost of license fees	6,706	4,700	25,441	18,797
Cost of services	48,667	46,308	189,774	178,105
Amortization of acquired intangible assets	4,858	3,896	21,719	25,388

Total cost of revenues	60,231	54,904	236,934	222,290

Gross profit	217,837	194,425	775,558	711,768

Operating expenses:
Sales and marketing	101,179	94,367	382,558	368,874
Research and development	37,053	33,703	140,900	132,771
General and administrative	20,831	19,795	77,403	76,390

Total operating expenses	159,063	147,865	600,861	578,035

Income from operations	58,774	46,560	174,697	133,733

Interest and other, net	(2,682)	3,493	(5,163)	(13,910)

Income before provision for income taxes	56,092	50,053	169,534	119,823

Provision for income taxes	16,827	15,016	50,860	35,947

Net income	$39,265	$35,037	$118,674	$83,876

Net income per share:
Basic	$0.10	$0.09	$0.29	$0.21

Diluted	$0.09	$0.08	$0.28	$0.20

Shares used in computing net income per share:
Basic	406,390	404,420	403,428	405,515

Diluted	424,060	422,190	421,050	418,540

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February 19, 2004 / Page 5

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended January 31, 2004				For the Three Months Ended January 31, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$278,068	$—		$278,068	$249,329	$—		$249,329
Cost of revenues	60,231	(4,866	)(a)	55,365	54,904	(3,960	)(a)	50,944

Gross profit	217,837	4,866		222,703	194,425	3,960		198,385
Operating expenses	159,063	(533	)(b)	158,530	147,865	(758	)(b)	147,107

Income from operations	58,774	5,399		64,173	46,560	4,718		51,278
Interest and other, net	(2,682)	398	(c)	(3,080)	3,493	1,418	(c)	2,075

Income before provision for income taxes	56,092	5,001		61,093	50,053	3,300		53,353
Provision for income taxes	16,827	1,501	(d)	18,328	15,016	990	(d)	16,006

Net income	$39,265	$3,500		$42,765	$35,037	$2,310		$37,347

Net income per share	$0.09			$0.10	$0.08			$0.09

Diluted shares outstanding	424,060			424,060	422,190			422,190

(a)	Pro forma cost of revenues excludes $8 and $64 related to employer payroll taxes on stock options and $4,858 and $3,896 related to the amortization of acquired intangible assets for the three months ended January 31, 2004 and 2003, respectively.

(b)	Pro forma operating expenses exclude $19 and $174 related to employer payroll taxes on stock options and $514 and $584 related to acquisition-related deferred stock compensation expense for the three months ended January 31, 2004 and 2003, respectively.

(c)	Pro forma interest and other, net excludes net gains of $398 and $1,418 related to disposals of investments in equity securities for the three months ended January 31, 2004 and 2003, respectively.

(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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February 19, 2004 / Page 6

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Twelve Months Ended January 31, 2004				For the Twelve Months Ended January 31, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$1,012,492	$—		$1,012,492	$934,058	$—		$934,058
Cost of revenues	236,934	(21,736	)(a)	215,198	222,290	(25,530	)(a)	196,760

Gross profit	775,558	21,736		797,294	711,768	25,530		737,298
Operating expenses	600,861	(2,484	)(b)	598,377	578,035	(2,957	)(b)	575,078

Income from operations	174,697	24,220		198,917	133,733	28,487		162,220
Interest and other, net	(5,163)	(258	)(c)	(4,905)	(13,910)	(20,515	)(c)	6,605

Income before provision for income taxes	169,534	24,478		194,012	119,823	49,002		168,825
Provision for income taxes	50,860	7,343	(d)	58,203	35,947	14,700	(d)	50,647

Net income	$118,674	$17,135		$135,809	$83,876	$34,302		$118,178

Net income per share	$0.28			$0.32	$0.20			$0.28

Diluted shares outstanding	421,050			421,050	418,540			418,540

(a)	Pro forma cost of revenues excludes $17 and $142 related to employer payroll taxes on stock options and $21,719 and $25,388 related to amortization of acquired intangible assets for the twelve months ended January 31, 2004 and 2003, respectively.

(b)	Pro forma operating expenses exclude $287 and $594 related to employer payroll taxes on stock options and $2,197 and $2,363 related to acquisition-related deferred stock compensation expense for the twelve months ended January 31, 2004 and 2003, respectively.

(c)	Pro forma interest and other, net excludes net gains (losses) of $200 and $(20,515) related to write-downs and disposals of investments in equity securities, and $458 and $0 related to write-off of deferred financing fees for the twelve months ended January 31, 2004 and 2003, respectively.

(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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February 19, 2004 / Page 7

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2004	January 31, 2003
	(unaudited)	(*)
ASSETS
Current assets:
Cash and cash equivalents	$683,729	$578,717
Restricted cash	1,583	4,369
Short-term investments	783,288	688,753
Accounts receivable, net	268,526	208,189
Other current assets	32,480	43,869

Total current assets	1,769,606	1,523,897

Property and equipment, net (**)	355,343	63,938
Acquired intangible assets, net	72,097	69,724
Long-term restricted cash (**)	3,880	131,727
Other long-term assets	19,263	20,673

	$2,220,189	$1,809,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$227,885	$211,059
Deferred revenues	273,879	233,758
Current portion of notes payable and other obligations	602	764

Total current liabilities	502,366	445,581

Notes payable and other long-term obligations	6,046	8,429
Convertible subordinated notes	550,000	550,000
Long-term debt for land lease (**)	191,639	—

Stockholders’ equity:
Common stock	1,113,801	1,003,252
Accumulated deficit	(19,001)	(137,675)
Deferred compensation	(10,462)	(18,479)
Treasury stock	(123,993)	(42,095)
Accumulated other comprehensive income	9,793	946

Total stockholders’ equity	970,138	805,949

	$2,220,189	$1,809,959

(*)	Derived from audited consolidated financial statements.

(**)	The increases in property and equipment, net and long-term debt for land lease and the decrease in long-term restricted cash are primarily due to the adoption of Financial Accounting Standards Board Interpretation No. 46 on August 1, 2003. Refer to the BEA Systems, Inc. Quarterly Report on Form 10-Q for the quarter ended October 31, 2003 for more information.